UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2003

IFX Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-15187	36-3399452
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

IFX Corporation

15050 NW 79th Court

Miami Lakes, Florida 33016

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

(305) 512-1100

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

Joel Eidelstein, the Company’s President and Interim Chief Financial Officer, resigned as an officer of the Company on April 10, 2003. IFX and Mr. Eidelstein entered into a Payment and General Release Agreement on that date. Under the terms of this Payment and General Release Agreement, Mr. Eidelstein’s Current Employment Agreement was terminated. He received a severance payment of $55,841.66, payable in seven semi-monthly payments and accrued vacation pay of $5,307.75. The Company will provide at its cost COBRA medical coverage and group life insurance for six months. In addition, all stock options granted to Mr. Eidelstein become immediately exercisable and remain exercisable for five years. Mr. Eidelstein will continue to receive the right to a bonus if a Liquidity Event occurs by April 10, 2008 and his loans in the principal amount of $30,000 (plus accrued interest) were cancelled. Mr. Eidelstein is prohibited from disclosing confidential information regarding the Company, and is prohibited until July 31, 2003 from being involved in any capacity with any business competitive with the Company in the United States, Latin America or in any other market in which the Company is then conducting business. Mr. Eidelstein released IFX from any claims he may have against IFX.

Mr. Eidelstein remains a director of IFX and has been nominated to continue as a director at the Company’s annual meeting.

Jose Leiman resigned as the Company’s General Counsel and Secretary on April 16, 2003 to accept another employment opportunity. Jak Bursztyn, Chief Operating Officer of the Registrant since January 1, 2003, is now also Secretary of the Registrant.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Payment and General Release Agreement dated as of April 10, 2003 between the Registrant and Joel Eidelstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFX Corporation

By:	/s/ MICHAEL SHALOM
Michael Shalom, Chief Executive Officer

Date: April 24, 2003

IFX CORPORATION

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Payment and General Release Agreement dated as of April 10, 2003 between the Registrant and Joel Eidelstein